Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Ampal – American Israel Corporation (the “Company”) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Irit Eluz, President and Chief Executive Officer of the Company, certifies, to the best of her knowledge, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 17, 2008

By: /s/ Irit Eluz —————————————————— Irit Eluz, Chief Financial Officer and Senior Vice President - Finance and Treasurer